Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer & Treasurer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2024 FIRST QUARTER RESULTS

Net Contracts per Community Increased 48% Year-Over-Year

Income Before Income Taxes Increased 80% Year-Over-Year

$230 Million was the Highest Quarterly Land and Land Development Spend in 57 Quarters

15% Year-Over-Year Growth in Total Revenues

MATAWAN, NJ, February 22, 2024 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2024.

RESULTS FOR THE THREE-MONTHS ENDED JANUARY 31, 2024:

  Total revenues increased 15.3% to $594.2 million (including 1,063 deliveries) in the first quarter of fiscal 2024, compared with $515.4 million (including 938 deliveries) in the same quarter of the prior year.
  Domestic unconsolidated joint venture deliveries for the first quarter of 2024 increased 56.1% to 167 homes compared with 107 homes for the three months ended January 31, 2023.
  Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 18.3% for the three months ended January 31, 2024, compared with 18.7% during the first quarter a year ago.
  Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 21.8% in both the fiscal 2024 and fiscal 2023 first quarters.
  Total SG&A was $86.1 million, or 14.5% of total revenues, in the first quarter of fiscal 2024. Excluding $7.5 million of incremental phantom stock expense, total SG&A would have been $78.6 million or 13.2% of total revenues, in the first quarter of fiscal 2024. Total SG&A, in the first quarter of fiscal 2023 was $73.4 million, or 14.2% of total revenues. Excluding $1.4 million of incremental phantom stock expense, total SG&A would have been $72.0 million or 14.0% of total revenues, in the previous year’s first quarter.
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  Total interest expense as a percent of total revenues was 5.1% for the first quarter of fiscal 2024 compared with 5.8% for the first quarter of fiscal 2023.
  Income before income taxes for the first quarter of fiscal 2024 increased 80.4% to $32.6 million compared with $18.0 million in the first quarter of the prior fiscal year.
  For the first quarter of fiscal 2024, income before income taxes excluding $7.5 million of incremental phantom stock expense would have been $40.1 million. Income before income taxes excluding $1.4 million of incremental phantom stock expense, would have been $19.4 million in the first quarter of fiscal 2023.
  Net income was $23.9 million, or $2.91 per diluted common share, for the three months ended January 31, 2024, compared with net income of $18.7 million, or $2.26 per diluted common share, in the same period of the previous fiscal year.
  EBITDA increased 30.1% to $64.5 million for the first quarter of fiscal 2024 compared with $49.6 million for the first quarter of the prior year.
  Consolidated contracts in the first quarter of fiscal 2024 increased 43.0% to 1,127 homes ($624.4 million) compared with 788 homes ($415.1 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures1, for the three months ended January 31, 2024, increased 43.2% to 1,279 homes ($724.5 million) compared with 893 homes ($486.8 million) in the first quarter of fiscal 2023.
  As of January 31, 2024, consolidated community count was 118 communities, compared with 113 communities at October 31, 2023 and 121 communities on January 31, 2023. Community count, including domestic unconsolidated joint ventures, was 135 as of January 31, 2024, compared with 129 communities at October 31, 2023 and 132 communities at the end of the first quarter of the prior fiscal year.
  Consolidated contracts per community increased 47.7% year-over-year to 9.6 in the first quarter of fiscal 2024 compared with 6.5 contracts per community for the first quarter of fiscal 2023. Contracts per community, including domestic unconsolidated joint ventures, increased 39.7% to 9.5 in the three months ended January 31, 2024, compared with 6.8 contracts per community in the same quarter one year ago.
  The dollar value of consolidated contract backlog, as of January 31, 2024, decreased 5.6% to $1.11 billion compared with $1.18 billion as of January 31, 2023. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of January 31, 2024, decreased 4.4% to $1.35 billion compared with $1.41 billion as of January 31, 2023.
  The gross contract cancellation rate for consolidated contracts was 14% for the first quarter ended January 31, 2024 compared with 30% in the fiscal 2023 first quarter. The gross contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 14% for the first quarter of fiscal 2024 compared with 29% in the first quarter of the prior year.
  For the trailing twelve-month period our return on equity (ROE) was 40.1% and earnings before interest and income taxes return on investment (EBIT ROI) was 32.6%. We believe for the most recently reported trailing twelve-month periods, we had the highest ROE and the third highest EBIT ROI compared to 15 of our publicly traded peers.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

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LIQUIDITY AND INVENTORY AS OF JANUARY 31, 2024:

  During the first quarter of fiscal 2024, land and land development spending was $230.4 million compared with $134.4 million in the same quarter one year ago. This is the highest amount of quarterly land and land development spend since we started reporting it in fiscal 2010.
  Total liquidity as of January 31, 2024 was $313.1 million, above our targeted liquidity range of $170 million to $245 million.
  In the first quarter of fiscal 2024, approximately 3,800 lots were put under option or acquired in 43 consolidated communities.
  As of January 31, 2024, our total controlled consolidated lots were 33,576, an increase compared with both 29,123 lots at the end of the first quarter of the previous year and 31,726 lots at October 31, 2023. Based on trailing twelve-month deliveries, the current position equaled a 6.7 years’ supply.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the second quarter of fiscal 2024. Financial guidance below assumes no adverse changes in current market conditions, including further deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $168.97 on January 31, 2024.

For the second quarter of fiscal 2024, total revenues are expected to be between $675 million and $775 million, adjusted homebuilding gross margin is expected to be between 21.5% and 23.0%, adjusted income before income taxes is expected to be between $45 million and $55 million and adjusted EBITDA is expected to be between $80 million and $90 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“We are off to a solid start to fiscal 2024, with 80% year over year growth in our income before income taxes for the first quarter. Excluding incremental phantom stock expense, we were at or above the high end of the guidance range for our first quarter total revenues, adjusted income before income taxes and adjusted EBITDA,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Along with the growth in profitability, the past few months have drawn attention to the relative strength of demand for new homes, which can best be exemplified by our 48% growth in consolidated contracts per community during the first quarter of fiscal 2024. Total internet leads in January 2024 increased 16% year over year and 43% from December 2023, giving us confidence that demand remains strong. There are many factors that underpin the current levels of demand, including the downward trend in mortgage rates, the tightness of existing homes for sale, favorable signs from the employment market and overall growth in the broader economy.”

“Despite those encouraging developments, affordability remains challenging, and we continue to offer mortgage rate buydowns in order to make our homes more affordable to homebuyers,” said Mr. Hovnanian. “As demonstrated by reducing debt for several years and refinancing much of our remaining debt last fall, we remain committed to repairing our balance sheet. However, we are now in a position where we can also focus on growing our revenues and achieving higher levels of profitability. All these positive trends impacting our company and our industry leave us optimistic of the trajectory of the 2024 spring selling season over the short term and the general direction of the housing market over the longer term.”

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WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2024 first quarter financial results conference call at 11:00 a.m. E.T. on Thursday, February 22, 2024. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian  Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and gain on extinguishment of debt, net (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

SG&A excluding the impact of incremental phantom stock expense is a non-GAAP financial measure. The most directly comparable GAAP financial measure is SG&A, to which SG&A excluding the impact of incremental phantom stock expense is reconciled herein.

Income before income taxes excluding the impact of incremental phantom stock expense is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes, to which income before income taxes excluding the impact of incremental phantom stock expense is reconciled herein.

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Total liquidity is comprised of $183.1 million of cash and cash equivalents, $5.0 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of January 31, 2024.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) increases in inflation; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; (26) public health issues such as major epidemic or pandemic; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2023 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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Hovnanian Enterprises, Inc.
January 31, 2024
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended
	January 31,
	2024	2023
	(Unaudited)
Total revenues	$594,196	$515,366
Costs and expenses (1)	577,956	504,479
Gain on extinguishment of debt, net	1,371	-
Income from unconsolidated joint ventures	14,952	7,160
Income before income taxes	32,563	18,047
Income tax provision (benefit)	8,659	(669)
Net income	23,904	18,716
Less: preferred stock dividends	2,669	2,669
Net income available to common stockholders	$21,235	$16,047

Per share data:
Basic:
Net income per common share	$3.11	$2.37
Weighted average number of common shares outstanding	6,496	6,186
Assuming dilution:
Net income per common share	$2.91	$2.26
Weighted average number of common shares outstanding	6,937	6,468
(1)  Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
January 31, 2024
Reconciliation of income before income taxes excluding land-related charges and gain on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended
	January 31,
	2024	2023
	(Unaudited)
Income before income taxes	$32,563	$18,047
Inventory impairments and land option write-offs	302	477
Gain on extinguishment of debt, net	(1,371)	-
Income before income taxes excluding land-related charges and gain on extinguishment of debt, net (1)	$31,494	$18,524

(1) Income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

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Hovnanian Enterprises, Inc.
January 31, 2024
Gross margin
(In thousands)
	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2024	2023
	(Unaudited)
Sale of homes	$573,636	$499,645
Cost of sales, excluding interest expense and land charges (1)	448,448	390,963
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	125,188	108,682
Cost of sales interest expense, excluding land sales interest expense	19,898	15,001
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	105,290	93,681
Land charges	302	477
Homebuilding gross margin	$104,988	$93,204

Homebuilding gross margin percentage	18.3%	18.7%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	21.8%	21.8%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	18.4%	18.8%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2024	2023
	(Unaudited)
Land and lot sales	$1,340	$329
Cost of sales, excluding interest (1)	765	77
Land and lot sales gross margin, excluding interest and land charges	575	252
Land and lot sales interest expense	-	21
Land and lot sales gross margin, including interest	$575	$231

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

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Hovnanian Enterprises, Inc.
January 31, 2024
Reconciliation of adjusted EBITDA to net income
(In thousands)
	Three Months Ended
	January 31,
	2024	2023
	(Unaudited)
Net income	$23,904	$18,716
Income tax provision (benefit)	8,659	(669)
Interest expense	30,349	30,115
EBIT (1)	62,912	48,162
Depreciation and amortization	1,598	1,410
EBITDA (2)	64,510	49,572
Inventory impairments and land option write-offs	302	477
Gain on extinguishment of debt, net	(1,371)	-
Adjusted EBITDA (3)	$63,441	$50,049

Interest incurred	$31,961	$34,326

Adjusted EBITDA to interest incurred	1.98	1.46

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairments and land option write-offs and gain on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
January 31, 2024
Interest incurred, expensed and capitalized
(In thousands)
	Three Months Ended
	January 31,
	2024	2023
	(Unaudited)
Interest capitalized at beginning of period	$52,060	$59,600
Plus: interest incurred	31,961	34,326
Less: interest expensed	(30,349)	(30,115)
Less: interest contributed to unconsolidated joint venture (1)	-	(3,016)
Interest capitalized at end of period (2)	$53,672	$60,795

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the three months ended January 31, 2023. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

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Hovnanian Enterprises, Inc.
January 31, 2024
Calculation of Consolidated Adjusted EBIT ROI
						TTM
		For the quarter ended				ended
(Dollars in thousands)		4/30/2023	7/31/2023	10/31/2023	1/31/2024	1/31/2024
Consolidated EBIT		$82,049	$103,164	$157,478	$62,912	$405,603
Impairments and walk away		$137	$308	$614	$302	$1,361
(Loss) gain on extinguishment of debt		$0	$4,082	$21,556	$(1,371)	$24,267
Adjusted EBIT		$82,186	$107,554	$179,648	$61,843	$431,231
	As of
	1/31/2023	4/30/2023	7/31/2023	10/31/2023	1/31/2024
Total inventories	$1,507,038	$1,484,992	$1,411,260	$1,349,186	$1,463,558
Less liabilities from inventory not owned, net of debt issuance costs	209,579	200,299	145,979	124,254	114,658
Less capitalized interest	60,795	60,274	55,274	52,060	53,672
Plus investments in and advances to unconsolidated joint ventures	101,013	85,820	85,260	97,886	110,592	Five Quarter
Plus goodwill	-	-	-	-	-	Average
Inventories less liabilities from inventory not owned and capitalized interest plus investments in and advances to unconsolidated joint ventures and goodwill	$1,337,677	$1,310,239	$1,295,267	$1,270,758	$1,405,820	$1,323,952
Consolidated Adjusted EBIT ROI						32.6%

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HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	January 31,	October 31,
	2024	2023
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$183,118	$434,119
Restricted cash and cash equivalents	8,369	8,431
Inventories:
Sold and unsold homes and lots under development	1,092,347	998,841
Land and land options held for future development or sale	173,134	125,587
Consolidated inventory not owned	198,077	224,758
Total inventories	1,463,558	1,349,186
Investments in and advances to unconsolidated joint ventures	110,592	97,886
Receivables, deposits and notes, net	24,208	27,982
Property and equipment, net	37,441	33,946
Prepaid expenses and other assets	68,127	69,886
Total homebuilding	1,895,413	2,021,436

Financial services	149,633	168,671

Deferred tax assets, net	295,332	302,833
Total assets	$2,340,378	$2,492,940

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$99,553	$91,539
Accounts payable and other liabilities	360,207	415,480
Customers’ deposits	51,798	51,419
Liabilities from inventory not owned, net of debt issuance costs	114,658	124,254
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	934,617	1,051,491
Accrued interest	41,472	26,926
Total homebuilding	1,602,305	1,761,109

Financial services	128,402	148,181

Income taxes payable	2,583	1,861
Total liabilities	1,733,290	1,911,151

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2024 and October 31, 2023	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,247,939 shares at January 31, 2024 and 6,247,308 shares at October 31, 2023	62	62
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 776,734 shares at January 31, 2024 and 776,750 shares at October 31, 2023	8	8
Paid in capital - common stock	740,063	735,946
Accumulated deficit	(135,962)	(157,197)
Treasury stock - at cost – 901,379 shares of Class A common stock at January 31, 2024 and October 31, 2023; 27,669 shares of Class B common stock at January 31, 2024 and October 31, 2023	(132,382)	(132,382)
Total Hovnanian Enterprises, Inc. stockholders’ equity	607,088	581,736
Noncontrolling interest in consolidated joint ventures	-	53
Total equity	607,088	581,789
Total liabilities and equity	$2,340,378	$2,492,940

(1) Derived from the audited balance sheet as of October 31, 2023

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HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,
	2024	2023
Revenues:
Homebuilding:
Sale of homes	$573,636	$499,645
Land sales and other revenues	5,292	3,557
Total homebuilding	578,928	503,202
Financial services	15,268	12,164
Total revenues	594,196	515,366

Expenses:
Homebuilding:
Cost of sales, excluding interest	449,213	391,040
Cost of sales interest	19,898	15,022
Inventory impairments and land option write-offs	302	477
Total cost of sales	469,413	406,539
Selling, general and administrative	48,937	47,918
Total homebuilding expenses	518,350	454,457

Financial services	11,471	9,053
Corporate general and administrative	37,133	25,490
Other interest	10,451	15,093
Other expenses, net	551	386
Total expenses	577,956	504,479
Gain on extinguishment of debt, net	1,371	-
Income from unconsolidated joint ventures	14,952	7,160
Income before income taxes	32,563	18,047
State and federal income tax provision (benefit):
State	2,206	2,211
Federal	6,453	(2,880)
Total income taxes	8,659	(669)
Net income	23,904	18,716
Less: preferred stock dividends	2,669	2,669
Net income available to common stockholders	$21,235	$16,047

Per share data:
Basic:
Net income per common share	$3.11	$2.37
Weighted-average number of common shares outstanding	6,496	6,186
Assuming dilution:
Net income per common share	$2.91	$2.26
Weighted-average number of common shares outstanding	6,937	6,468

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HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2)
(DE, MD, NJ, OH, PA, VA, WV)	Home	383	311	23.2%	332	371	(10.5)%	668	782	(14.6)%
	Dollars	$248,753	$185,850	33.8%	$189,989	$210,874	(9.9)%	$478,864	$432,508	10.7%
	Avg. Price	$649,486	$597,588	8.7%	$572,256	$568,394	0.7%	$716,862	$553,079	29.6%
Southeast
(FL, GA, SC)	Home	110	164	(32.9)%	195	141	38.3%	530	525	1.0%
	Dollars	$68,671	$82,191	(16.4)%	$105,628	$73,736	43.3%	$267,294	$319,344	(16.3)%
	Avg. Price	$624,282	$501,165	24.6%	$541,682	$522,950	3.6%	$504,328	$608,274	(17.1)%
West
(AZ, CA, TX)	Home	634	313	102.6%	536	426	25.8%	690	721	(4.3)%
	Dollars	$306,928	$147,087	108.7%	$278,019	$215,035	29.3%	$365,172	$425,669	(14.2)%
	Avg. Price	$484,114	$469,927	3.0%	$518,692	$504,777	2.8%	$529,235	$590,387	(10.4)%
Consolidated Total
	Home	1,127	788	43.0%	1,063	938	13.3%	1,888	2,028	(6.9)%
	Dollars	$624,352	$415,128	50.4%	$573,636	$499,645	14.8%	$1,111,330	$1,177,521	(5.6)%
	Avg. Price	$553,995	$526,812	5.2%	$539,639	$532,671	1.3%	$588,628	$580,632	1.4%
Unconsolidated Joint Ventures (2) (3)
(Excluding KSA JV)	Home	152	105	44.8%	167	107	56.1%	357	317	12.6%
	Dollars	$100,105	$71,681	39.7%	$116,935	$78,670	48.6%	$238,809	$235,429	1.4%
	Avg. Price	$658,586	$682,676	(3.5)%	$700,210	$735,234	(4.8)%	$668,933	$742,677	(9.9)%
Grand Total
	Home	1,279	893	43.2%	1,230	1,045	17.7%	2,245	2,345	(4.3)%
	Dollars	$724,457	$486,809	48.8%	$690,571	$578,315	19.4%	$1,350,139	$1,412,950	(4.4)%
	Avg. Price	$566,425	$545,139	3.9%	$561,440	$553,411	1.5%	$601,398	$602,537	(0.2)%

KSA JV Only
	Home	69	9	666.7%	39	0	0.0%	80	2,222	(96.4)%
	Dollars	$14,108	$1,398	909.2%	$8,274	$0	0.0%	$13,958	$348,818	(96.0)%
	Avg. Price	$204,464	$155,333	31.6%	$212,154	$0	0.0%	$174,475	$156,984	11.1%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 8 homes and $6.6 million of contract backlog as of January 31, 2023 from the consolidated Northeast segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2023.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

12

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	71	50	42.0%	91	65	40.0%	140	165	(15.2)%
(Excluding KSA JV)	Dollars	$57,356	$39,933	43.6%	$68,176	$50,776	34.3%	$110,741	$120,802	(8.3)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$807,831	$798,660	1.1%	$749,187	$781,169	(4.1)%	$791,007	$732,133	8.0%
Southeast
(Unconsolidated Joint Ventures)	Home	55	39	41.0%	50	31	61.3%	191	137	39.4%
(FL, GA, SC)	Dollars	$31,168	$22,965	35.7%	$35,278	$22,197	58.9%	$115,747	$106,196	9.0%
	Avg. Price	$566,691	$588,846	(3.8)%	$705,560	$716,032	(1.5)%	$606,005	$775,153	(21.8)%
West
(Unconsolidated Joint Ventures)	Home	26	16	62.5%	26	11	136.4%	26	15	73.3%
(AZ, CA, TX)	Dollars	$11,581	$8,783	31.9%	$13,481	$5,697	136.6%	$12,321	$8,431	46.1%
	Avg. Price	$445,423	$548,938	(18.9)%	$518,500	$517,909	0.1%	$473,885	$562,067	(15.7)%
Unconsolidated Joint Ventures (2) (3)
(Excluding KSA JV)	Home	152	105	44.8%	167	107	56.1%	357	317	12.6%
	Dollars	$100,105	$71,681	39.7%	$116,935	$78,670	48.6%	$238,809	$235,429	1.4%
	Avg. Price	$658,586	$682,676	(3.5)%	$700,210	$735,234	(4.8)%	$668,933	$742,678	(9.9)%

KSA JV Only
	Home	69	9	666.7%	39	0	0.0%	80	2,222	(96.4)%
	Dollars	$14,108	$1,398	909.2%	$8,274	$0	0.0%	$13,958	$348,818	(96.0)%
	Avg. Price	$204,464	$155,333	31.6%	$212,154	$0	0.0%	$174,475	$156,984	11.1%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 8 homes and $6.6 million of contract backlog as of January 31, 2023 from the consolidated Northeast segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2023.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.